                                                                     Exhibit 3.4

                               ARTICLES OF MERGER
                       SECTIONS 607.1101 - 607.1107, F.S.
                              (PROFIT CORPORATIONS)

The attached form is to be used only when two or more profit corporations merge.
This form is basic and may not meet your specific merger needs. The advice of an attorney is recommended.

Please complete only one Plan of Merger form.

FEES:

FILING FEE                 $35.00 for each  merging  and  surviving  corporation
                           (includes a letter of acknowledgment)

CERTIFIED COPY (OPTIONAL)  $8.75  (plus $1 per page for each page over 8, not to exceed a maximum of $52.50; PLEASE SEND AN ADDITIONAL
                           COPY  OF  YOUR  DOCUMENT  IF  A  CERTIFIED   COPY  IS
                           REQUESTED)

>  Send one check in the total amount made payable to the Department of State.

>  Please  include a cover  letter  containing  your  telephone  number,  return address and certification requirements,  or complete the attached transmittal letter.

Mailing Address:                          Street Address:
----------------                          ---------------
Amendment Section                         Amendment Section
Division of Corporations                  Division of Corporations
P.O. Box 6327                             409 E. Gaines St.
Tallahassee, FL 32314                     Tallahassee, FL 32399

For further information, you may call (850) 245-6050

                               TRANSMITTAL LETTER

TO:      Amendment Section
         Division of Corporations

SUBJECT: Enclaves Group, Inc.
         -----------------------------------------
              (Name of surviving corporation)

The enclosed merger and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Melissa D. Kurfist
--------------------------------------------------------------------------------
                                (Name of person)

Olshan Grundman Frome Rosenzweig & WOLOSKY LLP
--------------------------------------------------------------------------------
                             (Name of firm/company)

Park Avenue Tower 65 East 55Th Street
--------------------------------------------------------------------------------
                                    (Address)

New York, New York 10022
--------------------------------------------------------------------------------
                            (City/state and zip code)

For further information concerning this matter, please call:

Melissa D. Kurfist                                       at (212) 451-2233
--------------------------------------------------------    --------------------
          (Name of person)                                  (Area code & daytime
                                                             elephone number)

/ / Certified copy (optional)  $8.75 (plus $1 per page for each page over 8, not to  exceed a maximum  of  $52.50;  PLEASE  SEND AN  ADDITIONAL  COPY OF YOUR
    DOCUMENT IF A CERTIFIED COPY IS REQUESTED)

Mailing Address:                          Street Address:
----------------                          ---------------
Amendment Section                         Amendment Section
Division of Corporations                  Division of Corporations
P.O. Box 6327                             409 E. Gaines St.
Tallahassee, FL 32314                     Tallahassee, FL 32399

                               ARTICLES OF MERGER
                              (PROFIT CORPORATIONS)

The following  articles of merger are  submitted in accordance  with the Florida
Business Corporation Act, pursuant to section 607.1105, F.S.

FIRST: The name and jurisdiction of the SURVIVING corporation:

Name                            Jurisdiction                    Document Number
----                            ------------                    ---------------
                                                                (If known/ applicable)
Enclaves Group, Inc.            Delaware
---------------------------     ---------------------------     ---------------------------

SECOND: The name and jurisdiction of MERGING corporation:

Name                            Jurisdiction                    Document Number
----                            ------------                    ---------------
                                                                (If known/ applicable)
Alliance Towers, Inc.           Florida
---------------------------     ---------------------------     ---------------------------

THIRD: The Plan of Merger, as amended, is attached.

FOURTH: The merger shall become effective on July 7, 2005.

FIFTH:  The Plan of Merger was  adopted  by the  shareholders  of the  surviving corporation on April 27, 2005.

SIXTH:  The Plan of  Merger  was  adopted  by the  shareholders  of the  merging corporation on April 27, 2005.

SEVENTH: SIGNATURES FOR EACH CORPORATION

Name of Corporation                 Signature                 Typed or Printed Name of Individual & TITLE
-------------------                 ---------                 -------------------------------------------

Alliance Towers, Inc.                                         Daniel G. Hayes, Chief Executive Officer
---------------------------         --------------            -----------------------------------------

Enclaves Group, Inc.                                          Daniel G. Hayes, Chief Executive Officer
---------------------------         --------------            -----------------------------------------

                                 PLAN OF MERGER
                      (MERGER OF SUBSIDIARY CORPORATION(S))

The following plan of merger is submitted in compliance  with section  607.1104,
F.S. and in accordance  with the laws of any other  applicable  jurisdiction  of incorporation.

The name and jurisdiction of the PARENT  corporation  owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation:

Name                            Jurisdiction
----                            ------------

Alliance Towers, Inc.           Florida
---------------------------     ---------------------------

The name and jurisdiction of each SUBSIDIARY corporation:

Name                            Jurisdiction
----                            ------------

Enclaves Group, Inc.            Delaware
---------------------------     ---------------------------

Attached please find a copy of the Agreement and Plan of Merger, as amended,  as approved by the board of directors and shareholders of Alliance Towers, Inc.